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                                                                      EXHIBIT 11

                           MARKWEST HYDROCARBON, INC.
                    COMPUTATION OF EARNINGS PER COMMON SHARE
                          (000S, EXCEPT PER SHARE DATA)


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

                                                           FOR THE PERIOD ENDED
                                                              MARCH 31, 2001
                                                         -----------------------
Net income                                                         $ 1,449

Weighted average number of outstanding shares of
     common stock                                                    8,470

Basic earnings per share                                           $  0.17
                                                                   =======



Net income                                                         $ 1,449

Weighted average number of outstanding shares of
     common stock                                                    8,470
Dilutive stock options                                                  42
                                                                   -------
                                                                     8,512

Earnings per share assuming dilution                               $  0.17
                                                                   =======
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